CONTRAN CORPORATION
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

September 3, 2019

CONTRAN CORPORATION
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
This Amended and Restated Stockholders Agreement (the “Agreement”) is made and effective as of September 3, 2019 (the “Effective Date”), by and among Lisa K. Simmons (“LKS”) and Serena S. Connelly (“SSC), individually and in their respective capacities as trustees of certain trusts listed on Appendix A, and each as a holder (each a “Holder” and together the “Holders”) of voting stock of Contran Corporation (“Contran”), a Delaware corporation, listed on Appendix A, Contran and Tolleson Private Bank, a Texas state-chartered bank, not in its individual capacity but solely as trustee of the Harold C. Simmons Family Trust No. 2 (together with any successor trustee to the Harold C. Simmons Family Trust No. 2, “Trust 2 Trustee”).
Recitals
Whereas, each Holder owns and/or has the right to vote the share(s) of voting stock of Contran (whether now owned or hereafter acquired the “Voting Stock”) set forth opposite such Holder's name on Appendix A hereto; and
Whereas, the Holders and Contran entered into that certain Contran Corporation Stockholders Agreement with an effective date of October 20, 2017 (the “Stockholders Agreement”); and
Whereas, upon the Effective Date, Trust 2 Trustee became the successor trustee of the Harold C. Simmons Family Trust No. 2 (“Trust 2”) and holds and has the right to vote the shares of Voting Stock set forth opposite its name on Appendix A hereto; and
Whereas, each Holder, Contran and Trust 2 Trustee desire to enter into this Agreement to set forth certain rights, duties and obligations with respect to the Voting Stock and to amend, restate and replace in its entirety the Stockholders Agreement; and
Whereas, each Holder and Trust 2 Trustee acknowledges that such Holder's and Trust 2 Trustee’s respective investment in the Voting Stock will benefit from the terms and conditions as set forth in this Agreement; and
Whereas, other prospective holders of Voting Stock, including Permitted Transferees, as hereinafter defined, will be bound by the terms of this Agreement, and when used herein without capitalization, “holders” will include “Holders;” and
Whereas, this Agreement provides for certain rights of first refusal for LKS, SSC, Contran, Trust 2 Trustee and Permitted Transferees, as hereinafter defined, provided that in each instance, such rights may be exercised only to purchase the full amount of Voting Stock being offered by the proposed transferor; and
Whereas, transfers between two or more Permitted Transferees, as hereinafter defined, and transfers between one or more Permitted Transferees and Trust 2 Trustee, are expressly excluded from the application of rights of first refusal pursuant to this Agreement; and

Whereas, in the event of transfers of Voting Stock other than transfers between two or more Permitted Transferees, as hereinafter defined, and transfers between one or more Permitted Transferees and Trust 2 Trustee , the right of first refusal obligations shall continue to apply to the Voting Stock acquired by such Third Party Transferees, as hereinafter defined, for the continuing benefit of LKS, SSC, Contran, Trust 2 Trustee and Permitted Transferees; and
Whereas, a Third Party Transferee will be subject to the right of first refusal obligations of this Agreement but will not be afforded rights of first refusal; and
Whereas, this Agreement provides for certain voting requirements upon the death of the first to die of LKS and SSC (the “Deceased Sister”), granting voting rights to the survivor of LKS and SSC (the “Surviving Sister”), which voting requirements will apply to Permitted Holders, as hereinafter defined, but will not apply to Trust 2 Trustee or any Third Party Transferee; and

Whereas, the voting rights of the Surviving Sister will expire on the earlier of (a) the tenth (10th) anniversary of the death of the Deceased Sister, (b) the death of the Surviving Sister, or (c) the termination of this Agreement as set forth in Section 5; and
Whereas, this Agreement may be amended or terminated only as set forth under Section 5(e) set forth herein.
Now, therefore, in consideration of the mutual promises, representations, warranties and covenants set forth below, each Holder, other holders who may join in the future, Contran and Trust 2 Trustee hereby agree as follows:
Agreement
Section 1.	Right of First Refusal Upon Proposed Transfer by a Holder.
(a)
By the Other Holder. In the event that a Holder desires at any time to sell, assign, transfer, exchange, donate, convey or otherwise dispose of, including by inter vivos or testamentary gift or by the laws of descent and distribution (each a “Transfer”), other than to Trust 2 Trustee or a Permitted Transferee, as hereinafter defined, all or any part of such Holder's Voting Stock, the Holder first shall give written notice (the “Holder's Written Notice”) to each of the other Holder (the “Other Holder”), Contran, Trust 2 Trustee and each holder of Voting Stock (other than a Holder) who is a Permitted Transferee (a “Permitted Holder”), of such Holder's intention to make such Transfer. Such notice shall state the number of shares of Voting Stock that the Holder proposes to Transfer (the “Offered Shares”), the price and the terms at which the proposed Transfer is to be made and the name and address of the proposed transferee (“Transferee”). At any time within thirty (30) days after the receipt of such notice (the “Other Holder's Exercise Period”), the Other Holder may, but is not obligated to, elect to purchase all or any portion of the Offered Shares on terms substantially equivalent to the terms offered by the proposed Transferee and specified in the Holder's Written Notice and at a price per share equal to the price per share offered by the proposed Transferee and specified in the notice. In the event the proposed Transfer is for no consideration, including without limitation such as with respect to a charitable donation, the value per share set forth in the most recent third party valuation of the Voting Stock performed at the request of Contran, including applicable discounts contained in the valuation, shall be used as the price per share (the “Appraised Value”).

(i)
Purchase of All Offered Shares by the Other Holder. If the Other Holder desires to purchase all of the Offered Shares, the Other Holder shall exercise the right to purchase by mailing or delivering written notice to each of the Holder, Contran, Trust 2 Trustee and each Permitted Holder, proposing the Transfer within the Other Holder's Exercise Period. If the Other Holder elects to exercise its purchase rights under this Section 1 to purchase all of the Offered Shares, the closing for the purchase shall take place within fifteen (15) days after the delivery by the Other Holder of its written notice of exercise to the Holder proposing the Transfer (the “Other Holder's Closing Period”).

(ii)
Purchase of Less Than All Offered Shares by the Other Holder. If the Other Holder desires to purchase less than all of the Offered Shares, the Other Holder will mail or deliver written notice to each of the Holder, Contran, Trust 2 Trustee and each Permitted Holder within the Other Holder's Exercise Period, advising that the Other Holder desires to purchase only a designated portion of the Offered Shares.

(iii)
Purchase of None of the Offered Shares by the Other Holder. If the Other Holder does not elect to purchase any of the Offered Shares, the Other Holder will so advise the Holder, Contran, Trust 2 Trustee and each Permitted Holder by mailing or delivering written notice to each of the Holder, Contran, Trust 2 Trustee and each Permitted Holder within the Other Holders' Exercise Period.

(b)
By Contran. In the event that the Other Holder does not timely elect to exercise the purchase right for all of the Offered Shares (such Offered Shares not elected to be purchased by the Other Holder, the “Remaining Shares for Contran”), or in the event that the closing with respect thereto does not occur within the Other Holder's Closing Period due to no fault of the Holder, then at any time within thirty (30) days after the later of (i) the Other Holder's election not to exercise the purchase right for all of the Offered Shares or (ii) the expiration of the Other Holder's Closing Period with no closing due to no fault of the Holder (such later date, the “Contran Exercise Period”), Contran may, but is not obligated to, elect to purchase all or any portion of the Remaining Shares for Contran on terms substantially equivalent to the terms offered by the proposed Transferee and specified in the Holder's Written Notice and at a price per share equal to the price offered by the proposed Transferee and specified in the Holder's Written Notice. In the event the proposed Transfer is for no consideration, including without limitation such as with respect to a charitable donation, the Appraised Value shall be used as the price per share.

(i)
Purchase by Contran of All Remaining Shares for Contran. If Contran elects to purchase all of the Remaining Shares for Contran, Contran shall exercise this right by mailing or delivering written notice to each of the Holder, the Other Holder, Trust 2 Trustee and each Permitted Holder within the Contran Exercise Period. If Contran elects to exercise its purchase rights under this Section 1(b), the closing for the purchase shall take place within fifteen (15) days after the delivery by Contran of its written notice of exercise to the Holder (the “Contran Closing Period”). If the Other Holder elected to purchase some but not all Offered Shares, the Other Holder will purchase the shares for which the Other Holder is committed at the closing time and place (the “Contran Closing”) selected by Contran during the Contran Closing Period.

(ii)
Purchase by Contran of Less Than All Remaining Shares for Contran. If Contran desires to purchase less than all of the Remaining Shares for Contran, Contran will mail or deliver written notice to each of the Holder, the Other Holder, Trust 2 Trustee and each Permitted Holder within the Contran Exercise Period, advising that Contran desires to purchase only a designated portion of the Remaining Shares for Contran.

(iii)
Purchase of None of the Remaining Shares for Contran. If Contran does not elect to purchase any of the Remaining Shares for Contran, Contran will so advise the Holder, the Other Holder, Trust 2 Trustee and each Permitted Holder by mailing or delivering written notice to each of the Holder, the Other Holder, Trust 2 Trustee and each Permitted Holder within the Contran Exercise Period.

(c)
By Trust 2 Trustee and the Permitted Holders. In the event that the Other Holder and Contran do not timely elect to exercise the purchase right for all of the Offered Shares (such Offered Shares not elected to be purchased by the Other Holder and Contran, the “Remaining Shares for Trust 2 Trustee and Permitted Holders”), or in the event that the Contran Closing does not occur during the Contran Closing Period due to no fault of the Holder, then at any time within thirty (30) days after the later of (i) Contran's election not to purchase all of the Remaining Shares for Contran or (ii) the expiration of the Contran Closing Period with no closing due to no fault of the Holder (such later date, the “Trust 2 Trustee and Permitted Holders Exercise Period”), Trust 2 Trustee and each Permitted Holder may, but are not obligated to, elect to purchase all or any portion of Trust 2 Trustee’s and such Permitted Holder's pro rata portion, based upon Trust 2 Trustee’s and such Permitted Holder's percentage ownership of Voting Stock as a percentage of all Voting Stock held by Trust 2 Trustee and all Permitted Holders, of the Remaining Shares for Trust 2 Trustee and Permitted Holders, on terms substantially equivalent to the terms offered by the proposed Transferee and specified in the Holder's Written Notice and at a price per share equal to the price offered by the proposed Transferee and specified in the Holder's Written Notice. In the event the proposed Transfer is for no consideration, including without limitation such as with respect to a charitable donation, the Appraised Value shall be used as the price per share.  Each of Trust 2 Trustee and each Permitted Holder also may designate if they elect to purchase any or all of any Remaining Shares for Trust 2 Trustee and Permitted Holders not elected for purchase by Trust 2 Trustee and each Permitted Holder, indicating a limit on such additional shares if so desired, and recognizing that its rights to any such additional shares are limited to its pro rata portion based on the total number of such additional shares for which such an indication has been made.

(i)
Notice of Trust 2 Trustee and Each Permitted Holder. Trust 2 Trustee and each Permitted Holder will advise the Holder, the Other Holder, Contran, Trust 2 Trustee and each other Permitted Holder as to its election to participate, and if so, in what amounts, by written notice mailed or delivered to each of the Holder, the Other Holder, Contran, Trust 2 Trustee and each other Permitted Holder within the Trust 2 Trustee and Permitted Holders Exercise Period. If Trust 2 Trustee or any Permitted Holder fails to respond during the Trust 2 Trustee and Permitted Holders Exercise Period, such party will lose its respective right to participate in the right of first refusal for such proposed Transfer. Contran will be responsible for determining the number of shares properly elected for purchase by Trust 2 Trustee and each Permitted Holder.

(ii)
Final Right of Contran and Other Holder. In the event that all Remaining Shares for Trust 2 Trustee and Permitted Holders have not been elected for purchase by the expiration of the Trust 2 Trustee and Permitted Holders Exercise Period, then Contran and the Other Holder will have an additional period of fifteen (15) days to determine, in communication with one another, whether either or both desire to purchase the balance of the Remaining Shares for Trust 2 Trustee and Permitted Holders, which decision must be communicated to each of the Holder, the Other Holder, Contran, Trust 2 Trustee and all Permitted Holders in writing within such 15-day period.

(iii)
Closing. Should the combined shares elected to be purchased by the Other Holder, Contran, Trust 2 Trustee and Permitted Holders comprise all Offered Shares, such parties then must purchase the shares for which they respectively committed within fifteen (15) days of the determination that all Offered Shares will be purchased, with Contran to designate the time and place for such closing.

(d)
Right to Transfer. In the event that the aggregate of the Other Holder, Contran, Trust 2 Trustee and/or the Permitted Holders elections to exercise the purchase right is less than all of the Offered Shares in a proposed Transfer, or in the event that none of the closings set forth in the series of rights of first refusal timely occurs through no fault of the Holder proposing to Transfer, then the Holder proposing to Transfer may, within sixty (60) days thereafter, complete such Transfer of the Offered Shares to the proposed Transferee at the same price and on the same terms as specified in the Holder's Written Notice, provided that such Transfer is effected in accordance with applicable securities laws and otherwise in accordance with the terms of this Agreement, and further provided that such Transferee must join this Agreement, committing to be bound by the terms of this Agreement. For clarity and emphasis, the Transferee will not thereby become either a Permitted Transferee or a Permitted Holder. And while such Transferee will be obligated to comply with the terms of this Agreement, such Transferee will not be a beneficiary of the rights established by this Agreement.

(e)
Permitted Transfers. Notwithstanding anything herein to the contrary, the rights of first refusal contained in this Section 1 or in Section 2 shall not apply to any Transfer between two or more Permitted Transferees, as hereinafter defined, or any Transfer between one or more Permitted Transferees and Trust 2 Trustee. For purposes of this Agreement, the term “Permitted Transferee” shall mean any of the following:

(i)	Family Member. LKS, SSC or a spouse or lineal descendant (whether natural or legally adopted) of either of LKS or SSC (each a “Family Member”); or

(ii)	Family Trust. A trust for the benefit of LKS or SSC or for the benefit of a spouse or lineal descendant (whether natural or legally adopted) of either LKS or SSC (a “Family Trust”); or
(iii)
Family Entities. Any entity for which all equity interests are owned, directly or indirectly, entirely by one or more Family Members and/or one or more Family Trusts (a “Family Entity”), recognizing that more than one Family Entity could be involved in any Family Entity ownership structure.

Notwithstanding the forgoing, neither Trust 2 Trustee nor Trust 2 shall be included in the definition of a “Permitted Transferee.”
With respect to each such Transfer between two or more Permitted Transferees or between one or more Permitted Transferee and Trust 2 Trustee, and unless such Permitted Transferee is already a party to this Agreement, as a condition of such Transfer Contran shall cause the Permitted Transferee to enter into a joinder agreement to this Agreement providing that all Voting Stock Transferred to such Permitted Transferee shall continue to be subject to all provisions of this Agreement.
For purposes of clarification, the appointment of a successor trustee who is not a Permitted Transferee (a “Successor Trustee”) under any of the trusts listed on Appendix A, or under a Family Trust which constitutes a Permitted Transferee, shall not trigger the right of first refusal contained in this Section 1, but the Voting Stock held in such trust and the Successor Trustee shall remain subject to all provisions of this Agreement.  Each such Successor Trustee (including a Successor Trustee to Trust 2 Trustee) shall enter into a joinder agreement to this Agreement providing that all Voting Stock held by such Successor Trustee shall continue to be subject to all provisions of this Agreement.  For clarity, any Voting Stock held by Trust 2 Trustee (and any Successor Trustee to Trust 2 Trustee) shall not be subject to any of the provisions of Section 3 hereof.
(f)
Transfers Upon Death. Upon the death of LKS, SSC or a Permitted Holder, any Transfer of Voting Stock, whether testamentary or by the laws of descent and distribution, to a party other than Trust 2 Trustee or a Permitted Transferee shall be subject to the right of first refusals contained in Section 1 and in Section 2. The price per share for such Voting Stock shall be the Appraised Value. The notice requirements and closing periods described in Sections 1(a), 1(b), 1(c) and 2(a), 2(b), 2(c) hereof shall begin upon the date that the applicable will is probated, or in the case of intestacy, upon a final order by the probate court regarding the distribution of the assets of the decedent's estate.

(g)	Continuation of Rights and Obligations.
(i)
Rights of Section 1(a) Personal. The right of first refusal described in Section 1(a) is personal to, and non-transferable by, each of LKS and SSC in their respective capacities as Holders and shall terminate with respect to LKS upon her death and with respect to SSC upon her death.

(ii)
Holders, Trust 2 Trustee and Permitted Holders Bound by All Terms. All Voting Stock held by a Holder, Trust 2 Trustee or a Permitted Holder, regardless of how such Voting Stock was acquired, shall remain subject to all provisions of this Agreement until this Agreement terminates pursuant to Section 5; provided, however, that Trust 2 Trustee and the Voting Stock held by Trust 2 Trustee shall not be subject to any of the provisions of Section 3 hereof.

(iii)
Third Party Transferees Bound by Sections 1 and 2. Any Voting Stock that is Transferred in compliance with Section 1 hereof to a Transferee other than Trust 2 Trustee or a Permitted Transferee (a “Third Party Transferee”), including Voting Stock transferred upon death as described in Section 1(f), shall remain subject to the obligations placed upon such Third Party Transferees as set forth in Sections 1 and 2, until this Agreement terminates pursuant to Section 5.

Section 2.	Right of First Refusal Upon Proposed Transfer by Trust 2 Trustee, a Permitted Holder or a Third Party Transferee.
In the event that Trust 2 Trustee, any Permitted Holder or a Third Party Transferor (any, in this context, a “Proposed Transferor”) at any time desires to transfer Voting Stock to a Transferee other than Trust 2 Trustee or a Permitted Transferee and the provisions of Section 1(a) are not applicable to such holder, then such Proposed Transferor shall give written notice to each of each Holder, Contran, Trust 2 Trustee and each Permitted Holder of such holder's intention to make such Transfer (the “Proposed Transferor's Written Notice”). Such notice shall state the number of offered shares (the “Section 2 Offered Shares”), the price and terms at which the proposed Transfer is to be made and the name and address of the proposed Transferee.
(a)
By the Holders. At any time within thirty (30) days after the receipt of such notice (the “Section 2 Holders’ Exercise Period”), each Holder may, but is not obligated to, elect to purchase all or any portion of her pro rata share of the Section 2 Offered Shares based upon the percentage she owns or controls of all Voting Shares owned or controlled jointly by both Holders, on terms substantially equivalent to the terms offered by the proposed Transferee and specified in the Proposed Transferor's Written Notice and at a price per share equal to the price per share offered by the proposed Transferee and specified in the notice. In the event the proposed Transfer is for no consideration, including without limitation such as with respect to a charitable donation, the value per share shall be the Appraised Value. Each Holder also may designate if such Holder elects to purchase any portion of the Section 2 Offered Shares not elected for purchase by the other Holder, indicating a limit on such additional shares if desired by such Holder.

(i)
Purchase of All Offered Shares by the Holders. If one or both of the Holders desire to purchase all of the Section 2 Offered Shares, the Holder or Holders shall exercise the right to purchase by mailing or delivering written notice to each of the Proposed Transferor, one another, Contran, Trust 2 Trustee and each Permitted Holder within the Section 2 Holders' Exercise Period. If the Holder or Holders elect to exercise such purchase rights under this Section 2(a) to purchase all of the Section 2 Offered Shares, the closing for the purchase shall take place within fifteen (15) days after the delivery by the Holder or Holders of her or their written notice of exercise to the Proposed Transferor (the “Section 2 Holders’ Closing Period”).

(ii)
Purchase of Less Than All Offered Shares by the Holders. If the Holder or Holders desire to purchase less than all of the Section 2 Offered Shares, the Holders will mail or deliver written notice to each of the Proposed Transferor, one another, Contran, Trust 2 Trustee and each Permitted Holder within the Section 2 Holders Exercise Period, advising that the Holder or Holders desire to purchase only a designated portion of the Section 2 Offered Shares.

(iii)
Purchase of None of the Offered Shares by the Holders. If the Holders do not elect to purchase any of the Section 2 Offered Shares, the Holders will so advise the Proposed Transferor, one another, Contran, Trust 2 Trustee and each Permitted Holder by mailing or delivering written notice to each of such parties within the Section 2 Holders' Exercise Period.

(b)
By Contran. In the event that the Holders do not elect to exercise the purchase right for all of the Section 2 Offered Shares (such Section 2 Offered Shares not elected to be purchased by the Holders, the “Section 2 Remaining Shares for Contran”), or in the event that the closing with respect thereto does not occur within the Section 2 Holders' Closing Period due to no fault of the Proposed Transferor, then at any time within thirty (30) days after the later of (i) the Holders' election not to exercise the purchase right for all of the Section 2 Offered Shares or (ii) the expiration of the Section 2 Holders’ Closing Period with no closing due to no fault of the Proposed Transferor (such later date, the “Section 2 Contran Exercise Period”), Contran may, but is not obligated to, elect to purchase all or any portion of the Section 2 Remaining Shares for Contran on terms substantially equivalent to the terms offered by the proposed Transferee and specified in the Proposed Transferor's Written Notice and at a price per share equal to the price offered by the proposed Transferee and specified in the Proposed Transferor's Written Notice. In the event the proposed Transfer is for no consideration, including without limitation such as with respect to a charitable donation, the Appraised Value shall be used as the price per share.

(i)
Purchase by Contran of All Remaining Shares for Contran. If Contran elects to purchase all of the Section 2 Remaining Shares for Contran, Contran shall exercise this right by mailing or delivering written notice to each of the Proposed Transferor, the Holders, Trust 2 Trustee and each Permitted Holder within the Section 2 Contran Exercise Period. If Contran elects to exercise its purchase rights under this Section 2(b), the closing for the purchase shall take place within fifteen (15) days after the delivery by Contran of its written notice of exercise to the Proposed Transferor (the “Section 2 Contran Closing Period”). If the Holders elected to purchase some but not all of the Section 2 Offered Shares, the Holder or Holders will purchase the shares for which the Holder or Holders are committed at the closing time and place (the “Section 2 Contran Closing”) selected by Contran during the Section 2 Contran Closing Period.

(ii)
Purchase by Contran of Less Than All Remaining Shares for Contran. If Contran desires to purchase less than all of the Section 2 Remaining Shares for Contran, Contran will mail or deliver written notice to each of the Proposed Transferors, the Holders, Trust 2 Trustee and each Permitted Holder within the Section 2 Contran Exercise Period, advising that Contran desires to purchase only a designated portion of the Section 2 Remaining Shares for Contran.

(iii)
Purchase of None of the Remaining Shares for Contran. If Contran does not elect to purchase any of the Section 2 Remaining Shares for Contran, Contran will so advise the Proposed Transferor, the Holders, Trust 2 Trustee and each Permitted Holder by mailing or delivering written notice to each of such parties within the Section 2 Contran Exercise Period.

(c)
By Trust 2 Trustee and the Permitted Holders. In the event that the Holders and Contran do not elect to exercise the purchase right for all of the Section 2 Offered Shares (such Section 2 Offered Shares not elected to be purchased by the Holders and Contran, the “Section 2 Remaining Shares for Trust 2 Trustee and Permitted Holders”), or in the event that the Contran Closing does not occur during the Section 2 Contran Closing Period due to no fault of the Proposed Transferor, then at any time within thirty (30) days after the later of (i) Contran's election not to purchase all of the Section 2 Remaining Shares for Contran or (ii) the expiration of the Section 2 Contran Closing Period with no closing due to no fault of the Proposed Transferor (such later date, the “Section 2 Trust 2 Trustee and Permitted Holders Exercise Period”), Trust 2 Trustee and each Permitted Holder may, but are not obligated to, elect to purchase all or any portion of Trust 2 Trustee’s and such Permitted Holder's pro rata portion, based upon Trust 2 Trustee’s and such Permitted Holder's percentage ownership of Voting Stock as a percentage of all Voting Stock held by Trust 2 Trustee and all Permitted Holders, of the Section 2 Remaining Shares for Trust 2 Trustee and Permitted Holders, on terms substantially equivalent to the terms offered by the proposed Transferee and specified in the Proposed Transferor's Written Notice and at a price per share equal to the price offered by the proposed Transferee and specified in the Proposed Transferor's Written Notice. In the event the proposed Transfer is for no consideration, including without limitation such as with respect to a charitable donation, the Appraised Value shall be used as the price per share. Each of Trust 2 Trustee and each Permitted Holder also may designate if they elect to purchase any or all of the Section 2 Remaining Shares for Trust 2 Trustee and Permitted Holders not elected for purchase by Trust 2 Trustee and each Permitted Holders, indicating a limit on such additional shares if so desired, and recognizing that its rights to any such additional shares are limited to its pro rata portion based on the total number of such additional shares for which such an indication has been made.

(i)
Notice of Trust 2 Trustee and Each Permitted Holder. Trust 2 Trustee and each Permitted Holder will advise the Proposed Transferor, the Holders, Contran, Trust 2 Trustee and each other Permitted Holder as to its election to participate, and if so, in what amounts, by written notice mailed or delivered to each of the Proposed Transferor, the Holders, Contran, Trust 2 Trustee and each other Permitted Holder within the Section 2 Trust 2 Trustee and Permitted Holders Exercise Period. If Trust 2 Trustee or any Permitted Holder fails to respond during the Section 2 Trust 2 Trustee and Permitted Holders Exercise Period, such party will lose the right to participate in the right of first refusal for such proposed Transfer. Contran will be responsible for determining the number of shares properly elected for purchase by Trust 2 Trustee and each Permitted Holder.

(ii)
Final Right of Contran and Holders. In the event that all Section 2 Remaining Shares for Trust 2 Trustee and Permitted Holders have not been elected for purchase, then Contran and the Holders will have an additional period of fifteen (15) days to determine, in communication with one another, whether any or all desire to purchase the balance of the Section 2 Remaining Shares for Trust 2 Trustee and Permitted Holders, which decision must be communicated to each of the Proposed Transferor, the Holders, Contran, Trust 2 Trustee and all Permitted Holders in writing within such 15-day period.

(iii)
Closing. Should the combined shares elected to be purchased by the Holders, Contran, Trust 2 Trustee and Permitted Holders comprise all Section 2 Offered Shares, such parties then must purchase the shares for which they respectively committed within fifteen (15) days of the determination that all Section 2 Offered Shares will be purchased, with Contran to designate the time and place for such closing.

(d)
Right to Transfer. In the event that no combination of the Holders, Contran, Trust 2 Trustee or the Permitted Holders elect to exercise the purchase right for all of the Section 2 Offered Shares in a proposed Transfer pursuant to this Section 2, or in the event that none of the closings set forth in the series of rights of first refusal timely occurs through no fault of the Proposed Transferor, then the Proposed Transferor may, within sixty (60) days thereafter, complete such Transfer of the Section 2 Offered Shares to the proposed Transferee at the same price and on the same terms as specified in the Proposed Transferor's Written Notice, provided that such Transfer is effected in accordance with applicable securities laws and otherwise in accordance with the terms of this Agreement, and further provided that such Transferee must join this Agreement, committing to be bound by the terms of this Agreement. For clarity and emphasis, the Transferee will not thereby become either a Permitted Transferee or a Permitted Holder. And while such Transferee will be obligated to comply with the terms of this Agreement, such Transferee will not be a beneficiary of the rights established by this Agreement.

(e)
Continuation of Rights and Obligations. For emphasis and clarity, the provisions of Section 1(g)(ii) and (iii) remain applicable to any Voting Stock transferred pursuant to this Section 2 until this Agreement terminates pursuant to Section 5; provided, however, that Trust 2 Trustee and the Voting Stock held by Trust 2 Trustee shall not be subject to any of the provisions of Section 3 hereof.

(f)
Permitted Transfers. Notwithstanding anything herein to the contrary, the right of first refusal contained in this Section 2 shall not apply to any Transfer between two or more Permitted Transferees, or any Transfer between one or more Permitted Transferees and Trust 2 Trustee.

Section 3.	Voting Requirements.
Upon the death of the Deceased Sister, (i) all Permitted Transferees of Voting Stock beneficially owned (as defined by Section 13d-3(a) of the Securities Exchange Act of 1934) by the Deceased Sister at the time of her death, and prior to the completion of the probate of the estate of the Deceased Sister, the executor of the estate of the Deceased Sister, (ii) all Permitted Holders (and expressly excluding any Third Party Transferees) and (iii) for clarity, any Successor Trustee of a trust that is a Permitted Transferee, in each case, shall vote all shares of Voting Stock owned or held of record by such party in all matters brought before a vote of holders of Voting Stock in the same manner as the Surviving Sister. The voting requirements of this Section 3 shall expire on the earlier of (a) the tenth (10th) anniversary of the death of the Deceased Sister, (b) the death of the Surviving Sister, or (c) the termination of this Agreement as set forth in Section 5.  For clarity, the voting requirements of this Section 3 shall not apply to Trust 2 Trustee or any Voting Stock held by Trust 2 Trustee.

Section 4.	Representations, Warranties and Covenants of Each of the Parties.
Each holder, Contran and Trust 2 Trustee, as applicable, represents, warrants and covenants to each other holder, Contran and Trust 2 Trustee, as applicable, that the statements contained in this Section 4 are true, correct and complete as of the date of execution of this Agreement.
(a)
Power and Authority. The Holder, and each holder who later joins this Agreement, has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of such Holder, and each holder who later joins this Agreement, enforceable against such Holder, and each holder who later joins this Agreement, in accordance with the terms of this Agreement.

(b)
Corporate Power and Authority. Contran and Trust 2 Trustee each respectively has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement and the performance by each of Contran and Trust 2 Trustee of its respective obligations hereunder, has been duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of each of Contran and Trust 2 Trustee and is enforceable against each of Contran and Trust 2 Trustee in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar law relating to or affecting the rights of creditors generally, or by general equitable principles.

(c)
Corporate or Legal Existence. Contran is a corporation duly formed, validly existing in good standing under the laws of the State of Delaware.  Trust 2 Trustee is a corporation duly formed, validly existing in good standing under the laws of the State of [Texas].  Each holder who later joins this Agreement, to the extent it is a trust or other entity, is validly existing under the laws of the jurisdiction of its formation.

(d)
Ownership. The Holder and Trust 2 Trustee, and each holder who later joins this Agreement, each owns beneficially or of record the shares of Voting Stock set forth opposite such party’s name on Appendix A attached hereto and has not transferred, sold or otherwise assigned such shares. While Contran may update Appendix A from time to time to reflect accurately the ownership of Voting Stock, each party’s representation and warranty of its ownership applies only to Appendix A as it exists at the time of such party’s execution of this Agreement (including a holder who later joins this Agreement).

(e)
Right to Vote. The Holder, subject to Section 3 hereof, Trust 2 Trustee and each holder who later joins this Agreement each has the right to vote the Voting Stock set forth opposite such party’s name on Appendix A, and such party has not granted or otherwise assigned the right to vote or granted a proxy to any other person or entity with respect to such Voting Stock.

Section 5.	Miscellaneous.
(a)	Headings. The captions used in this Agreement are for the convenience of the parties and shall not affect the interpretation of this Agreement.
(b)
Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware. This Agreement is intended to be a voting agreement described in Section 218(c) of the General Corporation Law of the State of Delaware and shall be governed and interpreted in accordance with such provision.

(c)
Severability. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable and, if possible, most consistent with the parties' intent.

(d)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(e)
Entire Agreement; Amendment; Termination. This Agreement constitutes the entire agreement of the parties, merges all prior discussions among them respecting the subject matter of this Agreement and amends, restates and replaces in its entirety the Stockholders Agreement. Contran may update Appendix A at any time to reflect accurately the ownership of Voting Stock. This Agreement may be amended, modified or terminated only upon the affirmative vote of the holders of two thirds (2/3) of the Voting Stock outstanding at the time of such amendment, modification or termination.

(f)
Acts, Amendment or Termination in Event of Incapacity. In the event of the incapacity of any party to this Agreement, the duly appointed attorney-in-fact for such incapacitated party may act for such party, including expressly for the amendment or termination of this Agreement.

(g)
Successors and Assigns. The rights and obligations of Sections 1 and 2 of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein. Any successor to Contran or Trust 2 Trustee by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. No party may assign its rights or obligations under this Agreement without the written consent of each living Holder, Trust 2 Trustee and all Permitted Holders at such time.

(h)
Third Party Beneficiaries. The Permitted Holders are third party beneficiaries of this Agreement and are entitled to the rights and benefits hereof and may enforce the provisions of this Agreement as if a party hereto. Except as set forth in the previous sentence, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any other person or entity, including a Third Party Transferee, notwithstanding the obligations imposed upon Third Party Transferees by this Agreement.

(i)
Dividends. Trust 2 and each holder shall retain all rights to receive dividends and other distributions with respect to the Voting Stock held by them, and nothing in this Agreement shall be construed to impair or alter the rights of Trust 2 and holders to receive dividends and other distributions in respect of their Voting Stock prior to the termination of this Agreement.

(j)
Specific Performance.  Trust 2 Trustee and each holder hereby declares that it would be impossible to measure in money the damages that would accrue to all other holders by reason of Trust 2 Trustee’s or any holder's failure to perform any of its obligations imposed by this Agreement, and that Trust 2 Trustee and all other holders, as applicable, would be irreparably harmed. Therefore, Trust 2 Trustee and each holder acknowledges and agrees that Trust 2 Trustee and any injured holder, as applicable, shall be entitled to specific performance and/or injunctive relief without the posting of a bond or other security, in addition to whatever rights or remedies may exist in the injured party's favor, in any court of competent jurisdiction to force compliance with, or prevent any violation of, the terms of this Agreement. If Trust 2 Trustee or any holder, as applicable, shall institute any action or proceeding to enforce the terms of this Agreement, Trust 2 Trustee or the holder, as applicable, against whom such action or proceeding is brought hereby waives, and agrees not to assert, any claim or defense therein that the plaintiff has an adequate remedy at law. The injured Trust 2 Trustee or holder, as applicable, shall be entitled to seek recovery of all of its reasonable costs and expenses incurred in obtaining specific performance (including, without limitation, reasonably attorneys' fees).

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The parties have executed this Agreement, as applicable, individually or through their respective duly authorized officers or agents, as of the date first written above. Future parties joining this Agreement will execute this Agreement, as applicable, individually or through their respective duly authorized officers or agents, as of the dates indicated upon their joinder to this Agreement. To the extent that an individual indicated below is signing on behalf of a trust, such individual by signing below is acting only in the capacity as a trustee or co-trustee of such trust, as applicable.

Harold C. Simmons Family Trust No. 2
By: /s/ Tolleson Private Bank (by
  Tracey L. Reyes, Vice President)
Tolleson Private Bank, not in its individual capacity but solely as trustee of the Harold C. Simmons Family Trust No. 2

Lisa K. Simmons By: /s/ Lisa K. Simmons Lisa K. Simmons	Serena S. Connelly By: /s/ Serena S. Connelly Serena S. Connelly
The Lisa K. Simmons 1998 Trust By: /s/ Lisa K. Simmons Lisa K. Simmons, Trustee	The Serena S. Connelly 1998 Trust By: /s/ Serena S. Connelly Serena S. Connelly, Trustee
NCC Family Trust By: /s/ Lisa K. Simmons Lisa K. Simmons, Trustee	HSE Family Trust By: /s/ Serena S. Connelly Serena S. Connelly, Trustee
NXC Family Trust By: /s/ Lisa K. Simmons Lisa K. Simmons, Trustee	Contran Corporation By: /s/ Robert D. Graham Robert D. Graham, President